Exhibit 10.11

AMENDMENT NO. 3 OF LEASE

This Amendment No. 3 of Lease (the “Amendment”) is made as of this day of June 15, 2012 by and between UCM/FPI - COBALT, LLC, a Delaware limited liability company (“Landlord”), and ZULILY, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain lease dated as of May 18, 2011, as amended by that certain First Amendment dated October 5, 2011 and by that Amendment No. 2 of Lease dated January 2012 (the “Lease”), for space in the building commonly known as the Cobalt Building (the “Building”) located at 2200 First Avenue South, Seattle, Washington containing approximately 106,515 rentable square, as more particularly described in the Lease (the “Premises”).

B. Landlord and Tenant desire to amend the Lease to include in the Premises approximately 3,198 square feet of storage space in the location depicted on the attached Exhibit A (the “Storage Space”) in accordance with the terms and conditions set forth in this Amendment. Capitalized terms used in this Amendment shall have the meanings given to them in the Lease, except as provided in this Amendment.

AGREEMENT

In consideration of the mutual covenants and conditions contained herein and for other good and valuable consideration, Landlord and Tenant agree as follows:

1. Amendment of Lease.

A. Storage Space. Effective 7/1, 2012 (the “Storage Space Commencement Date”), the Premises shall be expanded to include the Storage Space. The Storage Space shall be delivered to Tenant in its “as is” condition and Landlord shall have no obligation to make any improvements to the Storage Space or provide Tenant with any improvement allowance.

B. Monthly Gross Rent. From and after the Storage Space Commencement Date, Tenant shall pay monthly gross rent for the Storage Space in the amount of $2,265.25 per month.

C. Right to Terminate: Tenant may terminate storage space by providing six (6) months written notice prior to termination.

D. Real Estate Brokers. Each party represents and warrants to the other that there is no real estate broker or agent who is or may be entitled to any commission or finder’s fee in connection with the representation of such party in this Amendment. Each party shall indemnify and hold the other harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation, attorneys’ fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of such party’s discussions, negotiations and/or dealings with any real estate broker or agent.

2. Tenant Representations. Tenant represents and warrants that:

A. Due Authorization. Tenant has full power and authority to enter into this Amendment without the consent of any other person or entity;

B. No Assignment. Tenant has not assigned the Lease, or sublet the Premises;

C. No Default. Tenant is not in default of the Lease and Tenant acknowledges that Landlord is not in default of the Lease; and

D. Binding Effect. The Lease is binding on Tenant and is in full force and effect, and Tenant has no defenses to the enforcement of the Lease.

3. General Provisions

A. Attorneys’ Fees. If a suit or an action is instituted in connection with any dispute arising out of this Amendment or the Lease or to enforce any rights hereunder or thereunder, the prevailing party shall be entitled to recover such amount as the court may adjudge reasonable as attorneys’ and paralegals’ fees incurred in connection with the preparation for and the participation in any legal proceedings (including, without limitation, any arbitration proceedings or court proceedings, whether at trial or on any appeal or review), in addition to all other costs or damages allowed.

B. Execution in Counterparts. This Amendment may be executed in counterparts and when each party has signed and delivered at least one such executed counterpart to the other party at the party’s address set forth above, then each such counterpart shall be deemed an original, and, when taken together with the other signed counterpart, shall constitute one agreement which shall be binding upon and effective as to all signatory parties.

C. Effect of Amendment. The Lease is unmodified except as expressly set forth in this Amendment. Except for the modifications to the Lease set forth in this Amendment, the Lease remains in full force and effect. To the extent any provision of the Lease conflicts with or is in any way inconsistent with this Amendment, the Lease is deemed to conform to the terms and provisions of this Amendment.

D. Binding Effect. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and no amendment to this Amendment shall be binding upon the parties unless in the form of a writing executed by each party hereto.

E. Integration. This Amendment contains the entire agreement and understanding of the parties with respect to the matters described herein, and supersedes all prior and contemporaneous agreements between them with respect to such matters.

F. Submission. The submission of this Amendment for examination and negotiation does not constitute an offer to execute this Amendment by Landlord. This Amendment shall become effective and binding only upon execution and delivery hereof by Landlord and Tenant. No act or omission of any officer, employee or agent of Landlord and Tenant shall alter, change or modify any of the provisions hereof.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

TENANT:		LANDLORD:

ZULILY, INC., a Delaware corporation		UCM/FPI-Cobalt, LLC, a Delaware limited liability company

			By:	UCM/FPI-Cobalt Holding, LLC, a Delaware limited liability company
			Its:	Sole Member

By:	/s/ Angelina Merola	By:	/s/ Matthew Felton
Its:	VP Finance	Its:	Member
Date:	July 1, 2012	Date:	7/25/12

STATE OF WASHINGTON	)
)ss.
County of King	)

I certify that Angelina Merola appeared personally before me and that I know or have satisfactory evidence that he/she signed this instrument, on oath stated that he/she was authorized to execute this instrument and acknowledged it as the                      of                     , to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

DATED this 2 day of July, 2012.

[SEAL]	/s/ Marcia G. Cardona
Notary Public in and for the State of Washington
	My Commission Expires:	June 6, 2015

STATE OF WASHINGTON	)
)ss.
County of King	)

I certify that Matthew Felton appeared personally before me and that I know or have satisfactory evidence that he/she signed this instrument, on oath stated that he/she was authorized to execute this instrument and acknowledged it as the Member of UCM/FPI-Cobalt Holding, LLC, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

DATED this 25th day of July, 2012.

[SEAL]	/s/ Natsumi K Shakhman
Notary Public in and for the State of Oregon
	My Commission Expires:	9/22/12

EXHIBIT A

STORAGE SPACE